EX-99.906CERT

EXHIBIT 12(b)

SECTION 906 CERTIFICATIONS

SECTION 906 CERTIFICATION

John G. Popp, Chief Executive Officer and President, and Laurie Pecha, Chief Financial Officer, of Credit Suisse Opportunity Funds (the “Fund”), each certify to his or her knowledge that:

(1)                                 The Fund’s periodic report on Form N-CSR for the period ended October 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ John G. Popp	/s/ Laurie Pecha
John G. Popp	Laurie Pecha
Chief Executive Officer and President	Chief Financial Officer
January 4, 2017	January 4, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.